SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               -------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 22, 2002



                             BREK ENERGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


              Nevada                  0-27753             98-0206979
   (State or Other Jurisdiction     (Commission          (IRS Employer
          of Incorporation)         File Number)       Identification No.)


             19th Floor, 80 Gloucester Road, Wan Chai, Hong Kong SAR
               (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code ( 852 ) 2801-5181


                               -------------------
          (Former Name or Former Address, if Changes Since Last Report)


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Item 9  Regulation FD Disclosure

Brek Energy Corporation (NASDAQ: BREK, BSX: BREK, BREK BH), has acquired an equity interest in Vallenar Energy Corp., an oil and gas company with a strategy of structuring and developing an economically viable enhanced oil recovery operation focusing on oil and gas projects located in Texas.

Brek Energy has paid $12,563 to acquire 2,512,500 common shares of Vallenar's stock and has paid $350,000 to acquire 733,333 preferred shares of Vallenar.
Brek Energy's interest is by far the largest outstanding voting block of Vallenar stock. The interest in the preferred shares entitles Brek Energy to a minimum 26% of the voting power of Vallenar that will not be diluted by further issuances of common stock. The preferred shares are convertible into 733,333 common shares at the discretion of Brek Energy. Also, as a shareholder of preferred shares, Brek Energy is entitled to vote as a class on certain extraordinary matters such as a merger or other acquisition.

Gregory Pek, President and CEO of Brek Energy, is the president of Vallenar. Ken Telford, Chief Financial Officer of Brek Energy, is vice president overlooking Vallenar's operations. Cecil Gritz is the chief engineer evaluating the oil and gas opportunities in Texas. Kelton Cloud is the chief geologist for the oil and gas projects. Vallenar has identified several tracts of oil and gas properties in the Rocksprings Prospect and has negotiated leases covering approximately 8,540 acres. The Rocksprings Prospect is located in central Edwards County to the southwest of Rocksprings, Texas, which is approximately 100 miles west-northwest of San Antonio, Texas.

The Rocksprings Prospect is part of the Geronimo Creek Prospect. The Geronimo Creek Prospect is a shallow, heavy oil play within the Cretaceous aged Glen Rose limestone and Travis Peak sandstone. Geologically, the Geronimo Creek Prospect is a north-south oriented, faulted anticline having approximately 75 feet of closure covering approximately 29,500 acres, a resource that could yield a significant amount of recoverable oil if Vallenar's recovery methods prove successful. Vallenar intends to complete a one-to-two well, controlled-situation core test to determine the recovery factor of the oil. Assuming the core test results are favorable, Vallenar's management has recommended that a five-acre pilot program then be implemented to test recovery methods.

Greg Pek, President and CEO of Brek Energy, stated "This being Brek Energy's second venture in the oil and gas business further identifies our goal of establishing Brek Energy as a leading energy company." Brek Energy and its management are taking an active role in the management of Vallenar.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include significant risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a discussion of some of these risks and uncertainties, please refer to the company's SEC filings, which contain additional discussion about those risk factors, which could cause actual results to differ from management's expectations. First Ecom expressly disclaims any obligation to update the statements contained herein.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the 26th day of March, 2002.

                             BREK ENERGY CORPORATION.



                             By /S/ Kenneth G.C. Telford

                             ---------------------------
                             (Signature)

                             Kenneth G.C. Telford, Secretary and
                             Chief Financial Officer


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